                                                                    Exhibit 10.7


                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement"), dated as of April 30, 1999 by and between Cherokee International, LLC, a California limited liability company ("Cherokee" or the "Company"), and Mukesh Patel ( the "Executive").

                                    RECITALS

                  WHEREAS, the Executive is the owner of certain equity securities ("Units") in Cherokee; and

                  WHEREAS, the Executive (or an entity in which he holds an interest), together with each of the other members of Cherokee, entered into a Unit Purchase Agreement with Cherokee Investors, LLC (the "Purchaser") pursuant to which the Executive sold sixty percent (60%) of his Units in Cherokee to the Purchaser (the "Transaction"); and

                  WHEREAS, the Executive is employed by the Company as of the date of consummation of the Transaction; and

                  WHEREAS, the Company desires that, as a condition of his employment, the Executive agree that he or she will not disclose any confidential information concerning the Company, and will not carry on any business which is similar to, or in competition with, the business of the Company, within such geographic area or areas and on such terms and conditions as set forth herein.

                  NOW THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth herein and in the Unit Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

                  1. RESTRICTIVE COVENANTS. The Executive hereby represents, warrants, acknowledges and agrees as follows:

                           (a) The Company is engaged in the business of
designing, manufacturing and selling power supplies throughout the United States (the "Business").

                           (b) The market for the Business extends throughout
the United States. As part of the transaction contemplated by the Unit Purchase Agreement, the Purchaser will be acquiring 60% of the Units owned, directly or indirectly, by the Executive and will carry on the Business in the same or similar geographic locations and in the same or similar manner, as the Business had been carried on prior to such acquisition. The restrictive covenants and the other



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agreements contained herein are an essential part of this Agreement and the transaction contemplated by the Unit Purchase Agreement.

                           (c) Accordingly, the Executive agrees to be bound by
the noncompetition agreement and the other restrictive covenants and agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the noncompetition agreement and the other restrictive covenants and agreements contained herein shall be valid and enforceable in all respects and, subject to the terms and conditions of this Agreement and the Unit Purchase Agreement, mutually dependent upon the obligations of the Company to pay or transfer the consideration recited in such agreements to, or for the benefit of, the Executive pursuant to the Unit Purchase Agreement.

                           (d) The Executive further agrees that the limitations
set forth in Section 3 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates (as defined herein). It is understood and agreed that the covenants made by the Executive in Sections 2 and 3 hereof shall survive the expiration or termination of this Agreement and the Executive's term of employment with the Company.

                  2. INVENTIONS AND CONFIDENTIAL INFORMATION. The Executive hereby covenants, agrees and acknowledges as follows:

                           (a) The Executive's employment by the Company creates
a relationship of confidence and trust between the Executive and the Company with respect to certain information pertaining to the Business of the Company and its Affiliates or pertaining to the business of any client or customer of the Company or its Affiliates which may be known by the Executive pursuant to his involvement with the Company or otherwise made known to the Executive by the Company or any of its Affiliates or by a client or customer of the Company or any of its Affiliates or learned by the Executive during the period of his employment by the Company. For the purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean the Company as well as any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Company. For the purposes of this definition, "control", "controlling" and "controlled" when used with respect to any person, corporation or other entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                           (b) The Company and its Affiliates possess and will
continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered or developed by, or made known to, the Executive pursuant to his involvement with the Company or otherwise during the period of his employment or arising out of his employment with the Company) or in which property rights have been or may be assigned or otherwise conveyed to the Company and/or any Affiliate, which information has commercial value in the business in which the



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Company and/or any Affiliate is engaged and is treated by the Company and its
Affiliates as confidential.

                           (c) Any and all work performed and all inventions,
products, discoveries, improvements, processes, manufacturing, marketing and services methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), "know-how", "negative know-how", trade secrets, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by or under the direction of the Executive (whether at the request or suggestion of the Company, any of its Affiliates, or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the Executive's term of employment with the Company, which may pertain to the business, products or processes of the Company or any of its Affiliates (collectively hereinafter referred to as "Inventions"), will be promptly and fully disclosed by the Executive to an appropriate executive officer of the Company (other than the Executive) without any additional compensation therefor, together with all papers, drawings, models, data, documents and other material pertaining to or in any way relating to any Inventions made, developed or created as aforesaid.

                           (d) The Executive will keep confidential and will
hold for the Company's sole benefit any Invention which is to be the exclusive property of the Company or any of its Affiliates under this Section 2 for which no patent, copyright, trademark or other right or protection is issued; PROVIDED, HOWEVER, that the foregoing shall not apply to any Invention that the Executive developed entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information, except for those Inventions that either (i) relate, at the time of conception or reduction to practice of the Invention to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by the Executive for the Company. In any event, this Agreement does not require assignment to the Company of any subject matter that qualifies fully under California Labor Code Section 2870, which is set forth in Schedule 1 hereto.

                           (e) The Executive also agrees that he or she will
not, either directly or indirectly, without the prior written consent of the Management Committee of the Company (i) use for his benefit or disclose at any time during his employment by the Company, or thereafter, except to the extent required by the performance by him of his duties as an employee of the Company, any information obtained or developed by him with respect to any Inventions or with respect to any customers, clients, suppliers, products, employees, financial affairs, or methods of design, distribution, marketing, research, service, data, formulae, information, procurement or manufacture of the Company or any of its Affiliates, or any confidential matter, except information which at the time is generally known to the public other than as a result of disclosure by him not permitted hereunder, or (ii) take with him upon leaving the employ of the Company any document, paper, computer tape or disk, record, data, drawing, print, note or written information (and all copies thereof) relating to any of the foregoing or any physical property of the Company or any of its Affiliates.



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


                           (f) The Executive agrees that upon termination of his
employment with the Company, the Executive shall forthwith return to the Company all documents and other property in his possession belonging to the Company or any of its Affiliates, including, but not limited to, all papers, computer tapes and disks, records, lists, drawings, prints, notes and written information (and all copies thereof) relating to the foregoing or any physical property of the Company or any of its Affiliates.

                  3. NON-COMPETITION.

                           (a) "Non-Compete Term" shall mean the longer of (x)
the five-year period from the date hereof and (y) the period that the Executive (or any Affiliate of the Executive) directly or indirectly holds any Units, shares, options or warrants to purchase shares or any other equity interest in the Company or any successor entity.

                           (b) During the Non-Compete Term the Executive shall
not, in any state of the United States where the Company or any of its Affiliates, successors or assigns engages in the Business, either alone or in conjunction with any other person or entity, directly or indirectly through his present or future affiliates:

                                    (i) make any statement or perform any act
which advances or is intended to advance an interest of any existing or prospective competitor of the Company or any of its Affiliates in any way that will or could reasonably be expected to injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any employee of the Company or any of its Affiliates to do any act that is detrimental to, or inconsistent with, the interests to the Company or any of its Affiliates or in violation of any provision of this Agreement;

                                    (ii) discuss with any existing or potential
customers or clients of the Company or any of its Affiliates the present or future availability of services or products of a business, if the Executive has or expects to acquire a proprietary interest in such business or is or expects to be an employee, officer, manager or director of such business, where such services or products are or could reasonably be expected to become competitive with services or products which the Company or any of its Affiliates provides;

                                    (iii) make any statement or do any act which
causes or is intended to cause any existing or potential customers or clients of the Company or any of its Affiliates to make use of the services or purchase the products of any competitive business in which the Executive has or expects to acquire a proprietary interest or in which the Executive is or expects to be made an employee, officer, manager or director, if such services or products in any way compete with the services or products sold or provided or expected to be sold or provided by the Company or any of its Affiliates to any existing or potential customer or client; and

                                    (iv) engage or participate, directly or
indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise), in



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competition with, or own any interest in, lend any assistance (financial or otherwise), perform any services for, participate in or be connected with any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where the Company or any of its Affiliates (i) engages in business activities, or (ii) has engaged in business activities and continues to carry on business therein; PROVIDED, HOWEVER, that the provisions of this Section 3 shall not be deemed to prohibit the Executive's passive investment of up to one percent (1%) of the total shares of all classes of stock outstanding of any publicly held company.

                           (c) The Executive shall be relieved from the terms
and restrictions set forth in Section 3(b)(i) through (iv) of this Agreement (x) following the voluntary filing of bankruptcy by the Company or the involuntary filing of a bankruptcy petition against the Company which is not dismissed within ninety (90) days after the filing thereof, or (y) if the Executive's employment is terminated for any reason other than (A) material and willful dishonesty or extreme misconduct, (B) failure to substantially perform the duties of his employment which has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by or on behalf of the Management Committee of the Company, which demand specifically identifies the manner in which the Management Committee believes that the Executive has not substantially performed his duties, or (C) any conviction of a felony involving moral turpitude.

                           (d) During the Non-Compete Term, the Executive will
not, in any state of the United States where the Company or any of its Affiliates, successors or assigns engages in the Business, either alone or in conjunction with any other person or entity, directly or indirectly through his present or future affiliates:

                                    (i) solicit for employment, encourage,
advise, recommend, cause or attempt to cause, any employee of the Company or any of its Affiliates or any professionals who are independent contractors for the Company or any of its Affiliates to terminate such employee's employment or such independent contractor's engagement with the Company or any of its Affiliates; or

                                    (ii) hire, engage, send any work to or place
orders with any supplier, contractor, subcontractor or other person or firm which rendered manufacturing or other services, or sold any products, to the Company or any of its Affiliates if such action by him could foreseeably have a material adverse effect on the business, assets, financial condition or prospects of the Company or any of its Affiliates.

                           (e) For purposes of this Section 3, a person or
entity (including, without limitation, the Executive) shall be deemed to be a competitor of the Company or any of its Affiliates, or a person or entity (including, without limitation, the Executive) shall be deemed to be engaging in competition with the Company or any of its Affiliates, if such person or entity in any way does or reasonably could be expected to conduct, operate, carry out or engage in the business of designing, manufacturing or selling power supplies in the United States where the Company does or reasonably could be expected to engage in significant business transactions or



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


such other business or businesses as the Company or any Affiliate may reasonably be expected in the future to conduct.

                  4. RIGHTS AND REMEDIES UPON BREACH. The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate. The Executive hereby (i) agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach and (ii) consents to the granting by any court of any injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of this Agreement may be effectively restrained; PROVIDED, HOWEVER, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  5.       CALL RIGHT.

                           (a) In the event that (i) the Executive breaches this
Agreement or (ii) the Executive's employment with the Company is terminated for Cause (as defined below) the Company shall have the right (the "Company's Call Right") to require the Executive to tender and sell all or any portion of the equity interest in the Company or any successor entity held, directly or indirectly, by the Executive, including Units, shares, and any options, warrants or other securities entitling the Executive to purchase shares of the Company or any successor entity (collectively, the "Executive's Securities") to the Company for cash in an amount equal to the lesser of (x) the value of the Executive's Securities based upon $150 million equity value of the Company and (y) 80% of the Fair Market Value (as defined below) of the Executive's Securities as of the date of such breach or termination, as the case may be. For purposes of this Section, Cause is defined as (A) material and willful dishonesty or extreme misconduct, (B) failure to substantially perform the duties of his employment that is demonstrably and materially injurious to the Company and which has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by or on behalf of the Management Committee of the Company, which demand specifically identifies the manner in which the Management Committee believes that the Executive has not substantially performed his duties, or (C) any conviction of a felony involving moral turpitude.

                           (b) The Company's Call Right shall be exercisable at
any time, and from time to time, following the occurrence of the applicable event in clause (i) or (ii) above. The Company shall exercise the Company's Call Right by written notice to the Executive, specifying the amount and type of Executive's Securities to be purchased and the time and place of delivery and payment therefor.

                           (c) For purposes of this Section 3, the term "Fair
Market Value," as of the date with respect to which the determination of Fair Market Value is being made (the "Determination Date"), shall mean (i) with respect to a Unit or a share, the fair market value of the Unit or share as reasonably determined by the Management Committee of the Company as of the Determination Date, and (ii) with respect to options that are vested and exercisable as of the



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Determination Date, (A) the fair market value of the Units or shares (determined in accordance with clause (i) of this definition) underlying such options MINUS
(B) the exercise price for which the underlying Units or shares may be purchased pursuant to such options. The Fair Market Value of options that are not vested or are not exercisable as of the Determination Date shall be deemed to be zero. In the event that, within five (5) days after receipt of notice of the valuation by the Management Committee of the Company, the Executive gives the Company notice that he disagrees in good faith with the Management Committee's valuation, then the Fair Market Value of the Units or shares, as the case may be, shall be determined by a nationally recognized accounting firm chosen by the Company. The Company and the Executive agree that such determination shall be conclusive and binding on each of them. If the Fair Market Value so established is more than five percent (5%) higher than the Fair Market Value established by the Management Committee of the Company, the expense of such accounting firm's valuation shall be borne entirely by the Company. Otherwise, the expense of the independent accounting firm's valuation shall be borne by the Executive.

                  6. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

                  7. SEVERABILITY. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of
Section 2 or Section 3 hereof is void or constitutes an unreasonable restriction against the Executive, such provision shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 2 or Section 3 hereof is held by a court of competent jurisdiction to be invalid or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                  8. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  9. RELEVANT LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California without regard to the conflicts of law principles thereof.

                  10. ARBITRATION. In the event of a dispute between the parties, the parties hereto agree to enter the dispute into binding arbitration at the local Orange County, California offices of the Judicial Arbitration & Mediation Services, Inc. ("J.A.M.S."). The parties may agree on a jurist from the J.A.M.S. panel. If they are unable to agree, J.A.M.S. will provide a list of three available panel members and each party may strike one. The remaining panel member



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will serve as the arbitrator. The aggrieved party may initiate arbitration by:
(i) sending thirty (30) days written notice of an intention to arbitrate by registered or certified mail to all parties and to J.A.M.S.; and (ii) depositing with J.A.M.S. the advanced fees required by J.A.M.S. to initiate the arbitration process for the parties. The notice must contain a description of the dispute, the amount involved and the remedies sought. Upon notice of demand for arbitration, the parties agree to execute a submission agreement, provided by J.A.M.S., which agreement shall provided for discovery in accordance with the Federal Rules of Civil Procedure and for the Commercial Arbitration rules and procedures established by the American Arbitration Association. The prevailing party in any arbitration proceeding under this Section 10 shall be entitled to recover from the other reasonable attorneys' fees, costs and expenses in connection with such arbitration proceeding.

                  11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12. REVIEW BY COUNSEL. For all purposes of this Agreement, the Executive agrees that he has had, or has had the unrestricted right and opportunity to have, the full and complete benefit and advice of independent and competent legal counsel chosen and retained solely by him and has had, or has had unrestricted right and opportunity to have, such legal counsel fully explain to him the meaning and each and all of the consequences of his execution of this Agreement. Executive further agrees that no reasonable person would engage in any of the transactions contemplated by the Unit Purchase Agreement and this Agreement without the benefit of each of the restrictive covenants and agreements contained herein.

                  13. NO CONSTRUCTION AGAINST DRAFTSMAN. The language of this Agreement shall for all purposes be construed as a whole, according to its fair meaning, not strictly for or against the Executive or the Company, and without regard to the identity or status of any person who drafted all or any part of it.

                  14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, or by facsimile transmission, as follows:

                           If to the Company:

                           Cherokee International, LLC
                           2941 Dow Avenue
                           Tustin, California  92780
                           Attn:  Pat Patel
                           Facsimile No.:  (714) 508-5888



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                           With a copy to:

                           Cherokee Investors, LLC
                           c/o GFI Energy Ventures LLC
                           12121 Wilshire Boulevard, Suite 1375
                           Los Angeles, California 90025
                           Facsimile No.: (310) 442-0540
                           Attn:  Ian A. Schapiro

                  If to the Executive, to the address set forth on the signature page hereof, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

                  15. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, amended or waived except by a written instrument signed by the Executive and approved in writing by the Company's Management Committee.



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                  IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Agreement as of the day and year first above written.

                                CHEROKEE INTERNATIONAL, LLC,
                                a California limited liability company

                                By:       /s/ GANPAT PATEL
                                         ----------------------------
                                         Name:  Pat Patel
                                         Title: President and Chief Executive
                                                Officer

                                MUKESH PATEL
                                          /s/ MUKESH PATEL
                                         ----------------------------
                                         Mukesh Patel

                                         Address:
                                         22526 Bayberry
                                         Mission Viejo, California  92692





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                                   SCHEDULE 1

                       CALIFORNIA LABOR CODE SECTION 2870

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception of reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

         RESERVED CREATIONS OR RELATED AGREEMENTS OR ARRANGEMENTS

None.




                                      S-1